Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

Christian Pittard, Principal Executive Officer, and Andrea Melia, Principal Financial Officer, of Aberdeen Global Income Fund, Inc. (the “Registrant”), a Maryland corporation, each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2014 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER
Aberdeen Global Income Fund, Inc.	Aberdeen Global Income Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: June 26, 2014	Date: June 26, 2014